Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in the following Registration Statements:

•	Registration Statement (Form S-8 No. 333-186402) pertaining to the 2012 Equity Incentive Plan of Facebook, Inc.,

•	Registration Statement (Form S-8 No. 333-181566) pertaining to the 2005 Officers’ Stock Plan, 2005 Stock Plan, and 2012 Equity Incentive Plan of Facebook, Inc., and

•	Registration Statement (Form S-8 No. 333-199172) pertaining to the Non-Plan Restricted Stock Unit Awards of Facebook, Inc.;
of our report dated June 6, 2014, with respect to the financial statements of WhatsApp Inc., included in this Current Report (Form 8-K/A) of Facebook, Inc. dated October 28, 2014

/s/ Ernst & Young LLP

San Francisco, California
October 28, 2014